MERGER AGREEMENT

This Merger Agreement (“Agreement”) is made and entered into as of March 28, 2013 (the “Effective Date”), by and among: (i) Receivable Acquisition & Management Corporation, a Delaware corporation having a principal place of business at 2 Executive Drive, Suite 630, Fort Lee, New Jersey 07024 (“RAMCO”); (ii) Cornerstone Program Advisors LLC, a Delaware limited liability company having a principal place of business at 60 East 42nd Street, New York, New York 10165 (“Cornerstone”); (iii) Cornerstone Acquisition Corp., a Delaware corporation having a place of business at 2 Executive Drive, Suite 630, Fort Lee, NJ 07024 (“Cornerstone Merger Sub”); (iv) Sustainable Energy Industries, Inc., a New York corporation having a principal place of business at 575 Lexington Avenue, 4th FL, New York, New York 10022 (“SEI”); and (v) Sustainable Acquisition Corp., a New York corporation (“Sustainable Merger Sub”) having a principal place of business at 2 Executive Drive, Suite 630, Fort Lee, NJ 07024 (“Sustainable Merger Sub”).  Each signatory to this Agreement is hereinafter referred to as a “Party” and collectively as the “Parties.”

RECITALS

This Agreement sets forth the terms and conditions upon which:  (A) Cornerstone Merger Sub, a wholly-owned subsidiary of RAMCO, shall be merged with and into Cornerstone, with Cornerstone surviving as a wholly-owned subsidiary of RAMCO, and (B) Sustainable Merger Sub, a wholly-owned subsidiary of RAMCO, shall be merged with and into SEI, with SEI surviving as a wholly-owned subsidiary of RAMCO.  Following the Mergers (as defined herein) RAMCO shall change its name to Cornerstone Sustainable Energy Inc. or such other name as determined by Cornerstone and SEI (“CSE”).  As a result of the Mergers, the members of Cornerstone and shareholders of SEI  shall receive an aggregate of ninety percent (90%) of the equity securities of RAMCO on a fully diluted basis, subject to adjustment.

AGREEMENTS

In consideration of the mutual promises and covenants contained herein, Cornerstone, SEI, Cornerstone Merger Sub, Sustainable Merger Sub and RAMCO agree as follows:

1.

Certain Definitions.

In addition to the terms which may be defined elsewhere in this Agreement, as used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

“Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or an officer, director, holder of ten (10%) percent or more of the outstanding equity securities of such Person, or the parent, spouse or lineal descendant of any of the foregoing, with “control” meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Approval” means any license, permit, consent, approval, authorization, order, registration, filing, waiver, qualification or certification.

“Auditors” shall mean Friedman LLP, or another PCAOB registered accounting firm.

“BCL” means the New York Business Corporation Law.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of Delaware.

“Closing Date” means the date on which Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right, agreement or other arrangement.

“Consulting Agreements” means, the Consulting Agreements,  as of the Closing Date, between CSE and each of Peter Fazio and Thomas Telegades.

“Cornerstone Financial Statements” shall have the meaning set forth in Section 3.8.

“Cornerstone Member” means a member of Cornerstone as of the Effective Time.

“Cornerstone Membership Interests” means the membership interests of Cornerstone that are outstanding as of the Effective Time (as defined below.)

“DGCL” means the Delaware General Corporation Law.

“Environmental Law” means any federal, state, foreign or local law, statute, rule or regulation, administrative decision, order or any common law, relating to the protection of the environment, natural resources or human health or safety or related to any emission, spill, discharge, migration, release or threatened release of solid waste or Hazardous Substances into the environment (including ambient or indoor air, surface water, ground water, soil or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any entity that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof, any foreign state or government, and any political subdivision or quasi-governmental authority of any of the same, including, but not limited to, courts, arbitrators, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces and other instrumentalities.

“Hazardous Substance” means any pollutants, contaminants, chemicals, toxic or hazardous materials, noxious substances or wastes of any type which are defined or listed as toxic or hazardous, or any other substances that are otherwise regulated pursuant to, any Environmental Law, including, but not limited to: (i) oil, petroleum or petroleum compounds (refined or crude); (ii) flammable, explosive or radioactive materials or substances or radon; (iii) asbestos in any form that is or could become friable; (iv) lead-containing paint, pipes or plumbing; and (v) polychlorinated biphenyls or any electrical equipment which contains any oil or dialectic fluid containing polychlorinated biphenyls.

“Income Tax Return” means any Tax Return that relates to Income Taxes.

“Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, alternative minimum taxes, net worth and any taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar taxes), (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation taxes) if one or more of the bases upon which such tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above, or (iii) withholding taxes measured with reference to or as a substitute for any tax described in clauses (i) or (ii) above; and “Income Tax” means any one of them.

“Indebtedness” means liabilities (including liabilities for principal, accrued interest, penalties, fees and premiums) (i) for borrowed money, or with respect to deposits or advances of any kind (other than deposits, advances or excess payments accepted in connection with the sale of products or services in the ordinary course of business), (ii)  evidenced by bonds, debentures, notes or similar instruments, (iii) upon which interest charges are customarily paid (other than obligations accepted in connection with the purchase of products or services in the ordinary course of business), (iv) under conditional sale or other title retention agreements, (v)  issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due), (vi)  of others secured by (or for which the holder of such liabilities has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by the Person in question whether or not the obligations secured thereby have been assumed or (vii) under leases required to be accounted for as capital leases under GAAP.

“Intellectual Property” means all domestic and foreign patents, patent applications, (together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, rights or licenses to Internet domain names, applications and reservations therefor, and uniform resource locators and the Internet sites corresponding thereto, trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, logos, brand names, know-how, mask works, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, software (other than “off-the-shelf,” “shrink wrap” or “click-through” software), databases, data collections and other proprietary information or material of any type, whether written or unwritten.

“IRS” means the United States Internal Revenue Service.

“Judgment” means any judgment, writ, order, injunction, voluntary settlement agreement, award or decree (including any consent decree) of any court, judge, justice, arbitrator or magistrate, including any bankruptcy court or judge, or any other Governmental Authority.

“Knowledge of Cornerstone” (or words of similar import) means the actual knowledge of Thomas Telegades.

“Knowledge of Sustainable” (or words of similar import) means the actual knowledge of Peter Fazio.

“Legal Requirements” means applicable provisions of all constitutions, treaties, statutes, laws, rules, regulations, ordinances, codes, administrative decisions or orders of any Governmental Authority, as well as the common law.

“Lien” means any lien, mortgage, indenture, pledge, security interest, encumbrance or other adverse interest of any kind or description.

“Litigation” means any claim, action, suit, proceeding, arbitration or governmental investigation (including a Tax audit) or procedure that could result in a Judgment.

“Losses” means any claims, losses, liabilities, damages, Liens, Taxes, penalties, costs and expenses, including, but not limited to, reasonable fees and disbursements of counsel.

“Material Adverse Effect,” used with respect to any Person, means a material adverse effect or change on the condition (financial or otherwise), operations or results thereof, or properties or assets (taken as a whole), of such Person and its subsidiaries as a whole, or any event that has occurred or circumstances that exist that result in such material adverse effect or change; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which Cornerstone operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; (iv) conditions caused by acts of terrorism or war (whether or not declared); (v) a change in law; (vi) changes in GAAP; (vii) the announcement of the transactions contemplated in this Agreement; (viii) changes in political conditions; or (ix) acts of God.

 “Membership Interests” means each membership interest of Cornerstone outstanding prior to the Merger.

“Mergers” shall have the meaning set forth in Section 2.1(a).

“Merger Consideration” means the aggregate amount of shares issued pursuant to this Agreement for or in respect of the Membership Interests in Cornerstone and the Sustainable Shares in SEI.

“Merger Subs” means Cornerstone Acquisition Corp. and Sustainable Acquisition Corp.

 “Organizational Documents” means, with respect to any corporation, those instruments that at the time constitute its charter as filed or recorded under the Legal Requirements of the jurisdiction of its incorporation, including the articles or certificate of incorporation and its by-laws, in each case including all amendments thereto, as the same may have been restated; with respect to any limited liability company, those instruments that at the time constitute its certificate of organization as filed or recorded under the Legal Requirements of the jurisdiction of its organization and its limited liability company agreement or operating agreement, in each case, including all amendments thereto, as the same may be restated; and, with respect to any other entity, the equivalent organizational or governing documents of such entity.

“Permitted Liens” means (i) Liens for Taxes (A) not currently due and payable, or (B) being contested in good faith by appropriate proceedings for which adequate reserves have been provided in the Audited Financial Statements; (ii) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet delinquent; and (iii) all secured party lenders of Cornerstone who have perfected security interests though appropriate UCC filings as of the date of this Agreement.

“Person” means any natural person, Governmental Authority, corporation, general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Related Person” means, with respect to a specified entity (i) each other Person who owns of record or beneficially at least five percent of the outstanding capital stock or other equity securities of such entity, (ii) each individual who is an officer, director, manager, member, employee or owner of such entity, and (iii) any Affiliate or immediate family member of any Person described in clause (i) or (ii) of this definition.

“Sustainable Shareholder” means a holder of Common Stock of SEI as of the Effective Time.

“Sustainable Shares” means the shares of Common Stock of SEI that are outstanding as of the Effective Time.

“Tax Return” means any report, return, statement or other written information supplied, or required by Legal Requirements to be supplied, to any Governmental Authority in connection with any Taxes.

“Taxes” means (i) all levies and assessments of any kind or nature imposed by any Governmental Authority, including, but not limited to, all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto, and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a “transferee” (within the meaning of Section 6901 of the Code) of another Person, (B) being a member of an affiliated, combined or consolidated group, or (C) a contractual arrangement or otherwise.

2.

Basic Transaction.

2.1.

The Mergers.

(a)

(i) Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with applicable Legal Requirements.  At the Effective Time, (i) Cornerstone Merger Sub shall be merged with and into Cornerstone, with Cornerstone surviving as a wholly-owned subsidiary of RAMCO, and the separate existence of Cornerstone Merger Sub shall cease (the “Cornerstone Merger”); and (ii) Sustainable Merger Sub shall be merged with and into SEI, with SEI surviving as a wholly-owned subsidiary of RAMCO, and the separate existence of Sustainable Merger Sub shall cease (the “Sustainable Merger” and together with the Cornerstone Merger, hereinafter the “Mergers”).

(ii) At Closing, Cornerstone, SEI and RAMCO shall duly prepare, execute, acknowledge and deliver to the Secretaries of State of the States of Delaware and New York certificates of merger in the forms attached as Exhibit 2.1(a) and 2.1(b) (“Certificate of Merger”).  The Mergers shall become effective upon the filing of the Certificates of Merger with the Secretaries of State of the States of Delaware and New York (the “Effective Time”).

(b)

(1) The Cornerstone Merger shall have the effect set forth in Section 264 of the DGCL.  The Certificate of Formation of Cornerstone in effect immediately prior to the Effective Time shall be the Certificate of Formation of Cornerstone until amended as provided therein or by applicable Legal Requirements.  The Operating Agreement of Cornerstone shall be amended and restated at and as of the Effective Time and shall be adopted as the Operating Agreement of Cornerstone.

(ii)

The Sustainable Merger shall have the affect set forth in Section 906 of the BCL.  The Certificate of Incorporation of SEI in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of SEI, until amended as provided therein or by applicable Legal Requirements.  The By-Laws of SEI in effect immediately prior to the Effective Time shall be adopted as the By-Laws of SEI.

(c)

The parties intend for the Mergers as contemplated hereunder to qualify as a tax-free exchange pursuant to Section 368(a)(1) of the Code. The parties agree to file any and all tax returns consistent with the treatment of the Mergers as a tax-free transaction under Section 368(a) of the Code.

2.2.

Conversion of Cornerstone Membership Interests and Sustainable Shares.

(a)

At and as of the Effective Time, by virtue of the Mergers and without any action on the part of Cornerstone or RAMCO, all of the Cornerstone Membership Interests shall be converted into the right to receive the pro rata shares of the Merger Consideration in accordance with Section .

(b)

At and as of the Effective Time, all of the Sustainable Shares shall be converted into the right to receive the pro rata share of the Merger Consideration in accordance with Section 2.3.

(c)

No Cornerstone Membership Interest and no Sustainable Shares shall be deemed to be outstanding or to have any rights other than those set forth in this Section  after the Effective Time.

2.3.

Merger Consideration.  Upon the terms and subject to the conditions set forth in this Agreement, RAMCO shall issue irrevocable instructions to its transfer agent to pay the Merger Consideration to the Cornerstone Members and Sustainable Shareholders as follows:

(a)

RAMCO shall pay to the Cornerstone Members and Sustainable Shareholders, as they designate, aggregate Merger Consideration of ninety percent (90%) of RAMCO’s outstanding common stock on a fully diluted basis as of the Closing Date.  All Cornerstone Membership Interests and Sustainable Shares shall automatically be cancelled, retired and cease to exist and any certificates or other indicia of ownership previously representing the Cornerstone Membership Interests and Sustainable Shares shall represent only the right to receive the aggregate Merger Consideration.

(b)

RAMCO shall pay from its own funds all of its transaction costs required by this transaction, consisting primarily of legal and accounting expenses, including, but not limited to, the preparation and filing of RAMCO’s Form 10-Q for March 31, 2013, however, not the audit expense of this transaction.  RAMCO shall pay all outstanding payables as of the date of this Agreement prior to the Closing.  As of the Closing Date, RAMCO shall have on deposit $50,000 for the benefit of Cornerstone and SEI and shall have no liabilities.

(c)

Prior to the Sustainable Merger, Sustainable Energy LLC shall have transferred to SEI all right, title and interest in the Engine Technology License Agreement dated November 15, 2012 with Deluge, Inc., the OEM Supply and Marketing and Sales Agreement dated as of December 1, 2010 with Deluge, Inc., and all associated intellectual property and non-disclosure agreements.  All filings with the Securities and Exchange Commission (“SEC”) of the foregoing agreements shall seek confidential treatment, if permitted, by the SEC.

2.4.

Exchange of Shares.

(i)

 Cancellation of Cornerstone Membership Interests.  At the Closing, each Cornerstone Member shall execute and deliver to RAMCO an irrevocable power of such Membership Interests and RAMCO shall deliver to the Cornerstone Members their respective portion of the Merger Consideration, as set forth in this Agreement. The Merger

Consideration to be issued to the Cornerstone Members in accordance with the terms hereof shall be issued in full satisfaction of all rights pertaining to the Cornerstone Membership Interests.

(ii)

Cancellation of Sustainable Shares.  At the Closing, each Sustainable Shareholder shall execute and deliver to RAMCO an irrevocable power of such Sustainable Shares and RAMCO shall deliver to the Sustainable Shareholders their respective portion of the Merger Consideration as set forth into his Agreement.  The Merger Consideration to be issued to Sustainable Shareholders in accordance with the term hereof shall be issued in full satisfaction of all rights pertaining to Sustainable Shares.

2.5.

Spinoff of RAMCO Business.  Upon the Effective Time, other than the Excluded Assets set forth on Schedule 2.5 attached hereto, RAMCO has no other assets and RAMCO shall have none of the liabilities set forth on Schedule 5.7 attached hereto.

2.6.

Consulting Agreements.  Pursuant to the Consulting Agreements, Peter Fazio shall become Chief Operating Officer of RAMCO and Thomas Telegades shall become Chief Executive Officer of RAMCO as of the Effective Time.

3.

Representations and Warranties of Cornerstone Members.  Cornerstone Members represent and warrant to RAMCO as follows:

3.1.

Organization and Qualification of Cornerstone.  Cornerstone is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted and as presently contemplated to be conducted.  Cornerstone is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary, and where the failure to be so qualified could have a Material Adverse Effect on Cornerstone.  Schedule 3.1 is a true and complete list of (i) the jurisdictions of organization of Cornerstone and each jurisdiction in which Cornerstone is qualified to do business, (ii) every state or foreign jurisdiction in which Cornerstone has employees or facilities and (iii) the directors and officers of Cornerstone.

3.2.

Authority.  Cornerstone has all necessary power and authority to execute and deliver this Agreement and each other instrument or document required to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Cornerstone of this Agreement, the performance of its obligations hereunder and the consummation by Cornerstone of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Cornerstone, as applicable, and no other proceedings on the part of Cornerstone is necessary to authorize this Agreement or to consummate the transactions so contemplated herein.  This Agreement has been duly and validly executed and delivered by Cornerstone and constitutes a legal, valid and binding obligation of  Cornerstone  enforceable against Cornerstone in accordance with its terms, except to the extent that the enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws.

3.3.

Capitalization of Cornerstone; Organizational Documents; Books and Records.

(a)

The Cornerstone Membership Interests have been duly authorized and are validly issued and outstanding. There are no declared or accrued and unpaid distributions with respect to any Cornerstone Membership Interests. All Cornerstone Membership Interests were issued in compliance with applicable federal and state securities laws.  Cornerstone has never adopted, sponsored or maintained any option plan or any other plan or agreement providing for equity compensation to any Person.  Except as set forth on Schedule 3.3(a) attached hereto, there are no equity interests of Cornerstone issued, reserved for issuance or outstanding and no other Person owns or has the right to purchase or receive any Membership Interests or other equity interest in Cornerstone. There are no authorized or outstanding subscriptions, options, convertible securities, bonds, debentures, notes, exchangeable securities, warrants, puts, calls, equity interests or other rights of any kind issued or granted by, or binding upon, Cornerstone to sell or otherwise issue or to purchase or otherwise acquire any security of or ownership interest in Cornerstone. There are not, as of the date hereof, and there will not be at the Effective Time, any membership agreements, operating agreements, voting trusts or other agreements or understandings to which Cornerstone is a party.  Except as set forth on Schedule 3.3(a), there are no outstanding contractual obligations of Cornerstone to repurchase, redeem or otherwise acquire any Cornerstone Membership Interests, options, warrants or other equity interests of Cornerstone.

(b)

Cornerstone has delivered to RAMCO true and complete copies of the Organizational Documents of Cornerstone.  Such Organizational Documents are in full force and effect.  The books of Cornerstone contain accurate and complete records of all meetings held by, and actions taken by, the members or managers of Cornerstone, and no meeting of any members or managers have been held where material matters were approved, voted upon or acted upon for which minutes have not been prepared and are not contained in such minute books.

3.4.

Cornerstone Subsidiaries.  Except as set forth on Schedule 3.4 attached hereto, Cornerstone does not own, directly or indirectly, any equity interests in any corporation, partnership, joint venture, limited liability company, trust or other legal entity.  Cornerstone does not own (and has never in the past owned) any equity, partnership, stock, membership, or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity, partnership, stock, membership or similar interest in, any Person, and is not under any obligation to form or participate in, provide funds to, or make any loan, capital contribution or other investment in, any Person.

3.5.

No Conflicts; Required Consents.  Except as described on Schedule 3.5, the execution and delivery by Cornerstone of this Agreement, and the consummation of the transactions contemplated hereby and thereby will not:  (i) conflict with or violate any provision of the Organizational Documents of Cornerstone; (ii) to the Knowledge of Cornerstone, violate any provision of any Legal Requirements; (iii) conflict with, violate, result in a breach of, constitute a default under (determined without regard to requirements of notice or lapse of time, or both) or accelerate or permit the acceleration of the performance required by, any Contract to which Cornerstone is a party; (iv) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (v) result in the creation or imposition of any Lien on any assets or properties of Cornerstone.

3.6.

Litigation.  There is no Litigation pending or, to the Knowledge of Cornerstone, threatened against Cornerstone or any of its officers, directors or shareholders and Cornerstone has not received written notice of any claim, complaint, incident, report, threat or notice of any such Litigation and, to the Knowledge of Cornerstone, there is no basis therefor.  There is no Litigation pending or threatened against any other Person by Cornerstone.  There are no outstanding Judgments against or involving or affecting Cornerstone or any of its assets or properties, and Cornerstone is not in default with respect to any such Judgment of which it has Knowledge or served upon it.

3.7.

Compliance with Applicable Legal Requirements.

(a)

Cornerstone has complied and is in compliance with all Legal Requirements applicable to it and to its assets, properties, operations and business.  To the Knowledge of Cornerstone, Cornerstone has not received any notice from any Governmental Authority to the effect, or otherwise been advised, that it is not in compliance with any such Legal Requirements, and Cornerstone has no Knowledge that any existing circumstances are likely to result in a Litigation for a violation of any such Legal Requirement.  To the Knowledge of Cornerstone, no investigation or review by any Governmental Authority with respect to Cornerstone, Cornerstone’s agents, or other representatives is pending or, to the Knowledge of Cornerstone, threatened, nor has any Governmental Authority given Cornerstone written notice of its intention to conduct the same.

(b)

There is no Contract or Judgment binding upon Cornerstone which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Cornerstone, any acquisition of property (tangible or intangible) by Cornerstone, the conduct of business by Cornerstone, or otherwise limiting the freedom of Cornerstone to engage in any line of business or to compete with any Person.  Without limiting the generality of the foregoing, Cornerstone has not entered into any Contract under which it is restricted from selling, licensing, manufacturing or otherwise distributing any products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

(c)

Without limiting any provision of this Agreement: (i) neither Cornerstone nor, to the Knowledge of Cornerstone, any officer, manager, agent, employee or other Person associated with or acting on behalf of Cornerstone has, directly or indirectly (a) paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, government official or other party that is illegal or improper under any applicable Legal Requirement, (b) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (c) made any unlawful payment or offered anything of value to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns, (d) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977 (15 United States Code Section 78dd-1, et seq.), as amended, or any applicable Legal Requirement of similar effect, (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or transfer of value to any other Person or (f) established or maintained any fund that has not been recorded in the books and records of Cornerstone, or (ii) Cornerstone has complied and is in compliance with applicable provisions of the United States export and sanctions laws, and regulations implemented thereunder, including the Arms Export Control Act (22 United States Code Section 2751 et seq.), as amended, the Export Administration Act (50 United States Code Section 2401 et seq.), as amended, the International Emergency Economic Powers Act (50 United States Code Section 17091 et seq.), as amended, and the various sanctions regulations administered by the Office of Foreign Assets Control of the Department of the Treasury of the United States, as amended.  Without limiting the foregoing, Cornerstone has not made any investments or performed any Contracts in, or involving a Person from, Cuba, Iran, Sudan, Syria or Burma (Myanmar).

(d)

Cornerstone is not in violation of any applicable Legal Requirements relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, applicable Legal Requirements comprising or implementing the Bank Secrecy Act and applicable Legal Requirements administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Legal Requirements may from time to time be amended, renewed, extended, or replaced) (collectively, “Anti-Terrorism Law”) and has not engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(e)

To the Knowledge of Cornerstone, neither Cornerstone nor any agents acting or benefiting in any capacity in connection with this Agreement or the transactions contemplated hereby is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf  of,  any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224: (iii) a Person with which RAMCO is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a Person listed above.

(f)

To the Knowledge of Cornerstone, neither Cornerstone nor any of its agents acting in any capacity in connection with this Agreement or the transactions contemplated hereby (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

3.8.

Financial Statements.

(a)

As soon as reasonably available, but no later than ten (10) days prior to the Closing Date, Cornerstone shall provide copies of Cornerstone’s consolidated balance sheets, statements of income and statements of cash flows as of and for the years ended December 31, 2012 and 2011 (the “Cornerstone Financial Statements”).

(b)

The Cornerstone Financial Statements will be prepared in accordance with GAAP, applied on a consistent basis throughout the period involved and present fairly in all material respects the financial condition of Cornerstone as of the dates of such statements and the results of operation for the periods then ended. Cornerstone had no liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise not shown and adequately provided for in the Cornerstone Financial Statements or in the Schedules to this Agreement.

(c)

As of the Closing, Cornerstone will represent that (i) since December 31, 2012 (the “Cornerstone Financial Statements Date”), there has been no change by Cornerstone in the accounting principles, policies and methods of Cornerstone except as required by changes in GAAP.

(d)

As soon as reasonably available, but no later than 65 days following the Closing Date, Cornerstone shall provide to RAMCO the Cornerstone Financial Statements which have been audited by the Auditors at Cornerstone’s expense.

3.9.

Liabilities.  Except as set forth on Schedule 3.9, to the Knowledge of Cornerstone, Cornerstone does not have any liabilities of any kind or nature whatsoever (accrued, absolute, contingent or otherwise), except (a) those which are adequately reflected or reserved against in the Cornerstone Financial Statements; (b) those that were incurred in the ordinary course of business consistent with past practice since the Cornerstone Financial Statements Date; (c) obligations not in default under Contracts entered into by Cornerstone; (d) liabilities under the executory portion of any licenses, permits, consents, approvals, certificates or governmental approvals to which Cornerstone is bound; and (e) the Cornerstone Financial Statements.

3.10.

Tax Returns and Payments.

(a)

Except as described on Schedule 3.10, Cornerstone:

(i)

has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing (whether or not shown as due on any Tax Return); and

(ii)

has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns filed on its behalf were complete and correct in all material respects.

(b)

Cornerstone has previously delivered true, correct and complete copies of all Income Tax Returns filed by or on behalf of Cornerstone through the date hereof for the periods ending December 31, 2010, December 31, 2011 and for all subsequent periods, including December 31, 2012.

(c)

Except as described on Schedule 3.10, to the Knowledge of Cornerstone:

(i)

Cornerstone has not been notified by the IRS or any other Governmental Authority that any issues have been raised (and no such issues are currently pending) by the IRS or any other taxing authority in connection with any Tax Return filed by it or on its behalf; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Cornerstone; no Tax Liens have been filed against Cornerstone; and no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against Cornerstone; and

(ii)

no claim has been made within the last five years by any Governmental Authority in a jurisdiction in which Cornerstone does not file Tax Returns that Cornerstone is or may be subject to taxation by that jurisdiction.

(d)

Cornerstone is a limited liability company for U.S. federal Income Tax purposes.

(e)

Cornerstone has not changed its accounting method as described in Section 481 of the Code, has a request pending with, or been required by the IRS, to change its accounting methods.

(f)

Cornerstone has timely withheld all amounts required by Legal Requirements or agreement to be withheld from the wages, salaries or other payments to employees of or consultants or contractors to Cornerstone has filed returns and deposits with the relevant Governmental Authority where applicable, and is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing.

(g)

Cornerstone is not a party to any Tax sharing agreement or similar arrangement (including an indemnification agreement or arrangement).  Cornerstone has never been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes and Cornerstone has no liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), or as a transferee or successor, or by contract, or otherwise.

(h)

Cornerstone will not be required to include any amount in income for taxable periods (or portions thereof) after the Closing Date as a result of (i) entering into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or foreign Law) on or prior to the Closing Date, (ii) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign law),  (iii) any installment sale or open transaction disposition made on or prior to the Closing Date, and (iv) any prepaid amount received on or prior to the Closing Date.

3.11.

Absence of Certain Changes or Events.  Cornerstone has conducted its business only in the ordinary and usual course and in a manner consistent with past practice and there has not been any change, event, loss, development, damage or circumstance affecting Cornerstone which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

3.12.

Material Cornerstone Contracts.  Schedule 3.12  lists all of the  Material Contracts of the following nature to which Cornerstone is a party or any of its properties or assets are bound (the “Material Cornerstone Contracts”): (i) Contracts evidencing indebtedness for borrowed money, or guarantees of the obligation of any other Person in respect of borrowed money or of any other obligation of any current or former Affiliate of Cornerstone; (ii) leases or subleases or other agreements with respect to occupancy of real property; (iii) leases of machinery, equipment or other tangible personal property; (iv) Contracts limiting the freedom of Cornerstone to engage or compete in any activity, or to use or disclose any information in its possession; (v) any Contract with any employee, consultant or independent contractor or any Contract relating to bonus, compensation, pension, insurance, retirement, deferred compensation or other similar Contract, plan, trust, fund or other Contract for the benefit of employees; (vi) any license of, or other Contract with respect to, Intellectual Property (excluding off-the-shelf software programs licensed by Cornerstone pursuant to “shrink-wrap” licenses); (vii) any Contract with any Affiliate of Cornerstone; (viii) any Contract with any distributor, dealer, manufacturer’s representative or sales representative; (ix) any Contract pursuant to which Cornerstone purchases materials, supplies, equipment, products or services (excluding stand-alone purchase orders issued in the ordinary course of business); (x) any Contract pursuant to which Cornerstone sells any product or service to a third party (excluding stand-alone purchase orders issued in the ordinary course of business); (xi) any Contract pursuant to which Cornerstone may be obligated to (A) sell, transfer, pledge, dispose of or encumber any assets or properties, other than dispositions of inventory and supplies in the ordinary course of business, (B) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest, or (C) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any interest in any Person or any division thereof, or (xii) any other Contract that individually contemplates payments by or to Cornerstone exceeding $10,000 in any twelve-month period and is not subject to cancellation by Cornerstone on less than thirty (30) days’ notice without penalty.  Cornerstone has delivered to RAMCO true and complete copies of all Material Cornerstone Contracts, including all amendments thereto.  Cornerstone is not in breach or default under the terms of any Material Cornerstone Contract and, to the Knowledge of Cornerstone, there exists no event, condition or occurrence which (with or without due notice or lapse of time, or both) would constitute such a breach or default by Cornerstone, nor has Cornerstone received any written notice of any breach or default or alleged breach of default under any Material Cornerstone Contract.  To the Knowledge of Cornerstone, no other party to any Material Cornerstone Contract is in breach or default under the terms thereof, and, to the Knowledge of Cornerstone, there exists no event, condition or occurrence which (with or without due notice or lapse of time, or both) would constitute such a breach or default by any such party, nor has Cornerstone received any written notice of any breach or default by any such party.  The Material Cornerstone Contracts are in full force and effect and are valid and binding obligations of Cornerstone and, to the Knowledge of Cornerstone, the other parties thereto.  Cornerstone has not received any written notice from any other party to a Material Cornerstone Contract of the termination or threatened termination thereof, or of any claim, dispute or controversy with respect thereto, nor, to the Knowledge of Cornerstone, is there any basis therefor.  Except as provided on Schedule 3.5, no consent of, or notice to, any third party is required under any Material Cornerstone Contract as a result of or in connection with, and neither the enforceability nor any of the terms or provisions of any Material Cornerstone Contract will be affected in any manner by, the execution, delivery and performance of this Agreement, or the transactions contemplated hereby.

3.13.

Title to and Status of Assets and Properties.  Schedule 3.13 lists all real property owned by Cornerstone and all real property leases and subleases under which Cornerstone is the lessee.  Except as set forth on Schedule 3.13, Cornerstone is the sole and exclusive legal and equitable owner of all right, title and interest in, and has good, valid and marketable title to, all assets, properties and rights purported to be owned by Cornerstone, and the legal and valid right to use all other assets, properties and rights used or held for use by Cornerstone (collectively, the “Cornerstone Assets”).  For the avoidance of doubt, all of Cornerstone’s customer Contracts, whether signed, in the process of being signed and/or currently under negotiations, shall be deemed to be Cornerstone Assets.  Each lease and sublease of real property (each, a “Lease”) is valid and in full force and effect and neither Cornerstone, nor, to Cornerstone’s Knowledge, any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default of the provisions of such Lease, and Cornerstone has not received written notice that it has breached, violated or defaulted under any Lease.  Cornerstone has provided RAMCO with true, correct and complete copies of all Leases, including all amendments thereto.  Other than the fee and leased parcels of real property set forth in Schedule 3.13, Cornerstone has not entered into any letter of intent, purchase contract, option or other agreement by which Cornerstone has agreed to acquire any fee or leased parcel of real property.  There are no mortgages or monetary liens or judgments encumbering the owned real property or the leasehold interests of Cornerstone in any leased or subleased parcels of real property.  All tangible assets included in the Cornerstone Assets have been maintained in accordance with normal industry practice and are in good operating condition and repair, subject to ordinary wear and tear, and there has not been any interruption of the operations of Cornerstone’s business due to the condition of any such assets or properties.  Cornerstone Assets comprise all assets, properties, rights and Contracts used in connection with the operation of Cornerstone’s business, which are all of the assets, properties, rights and Contracts necessary for the operation of Cornerstone’s business by CSE following the Closing in substantially the same manner as it is currently operated.  No other Person owns or has the right to use any of the assets or property used in connection with the operation of Cornerstone’s business.  Cornerstone is not aware of any fact or condition relating to Cornerstone or any assets or properties thereof that will require a significant expenditure to address within the next twelve months.

3.14.

Employee Relations.

(a)

Cornerstone is not a party to, or bound by any, collective bargaining agreements and no union or other labor organization is certified to represent the employees of Cornerstone.  There are no existing or, to the Knowledge of Cornerstone, threatened, labor disputes, representation questions or union organizing activities with respect to the employees of Cornerstone.

(b)

The Cornerstone has complied with all Legal Requirements relating to employment and employment practices, including, without limitation, payment of income and payroll Taxes, payment of wages, worker classification, overtime and minimum wage requirements, occupational safety and health, unlawful discrimination and any payments, contributions or premiums payable to any Governmental Authority with respect to social insurance, unemployment compensation, workers’ compensation or other statutorily required benefits or obligations for the employees of Cornerstone.

(c)

There are no labor and/or employment disputes, lawsuits, employee grievances or disciplinary actions or investigations pending or, to Cornerstone’s Knowledge, threatened, against or involving Cornerstone by any current or former employees of Cornerstone.

(d)

Within the past three years, Cornerstone has not conducted a “plant closing” or a “mass layoff”, as each of those terms is defined in the Workers’ Adjustment and Retraining Notification Act (“WARN”) (or similar, applicable state law), without complying with the notice requirements of WARN or similar, applicable state law.

3.15.

Employment Contracts and Terms.  Except as described on Schedule 3.15, Cornerstone is not a party to or bound by any employment Contracts.  Schedule 3.15 includes the names, positions, hire dates, work location, accrued leave and compensation amounts (including base compensation amounts and all salary, bonus and incentive awards) of all employees of Cornerstone employed as of the date of this Agreement. Except as described on Schedule 3.15, all employees of Cornerstone as of the date hereof are employed “at will” and, to the Knowledge of Cornerstone, are eligible to work lawfully in the United States.

3.16.

Insurance.  Schedule 3.16 includes a list of each insurance policy covering Cornerstone Assets, Cornerstone’s activities as currently conducted, or Cornerstone’s employees, including the type, carrier, policy number and expiration date (the “Cornerstone Insurance Policies”).  All premiums due and payable with respect to Cornerstone Insurance Policies through the date hereof have been paid, and Cornerstone has not received any written or oral notice from any such underwriter of non-coverage of any particular claim or of cancellation, non-renewal, material premium increase or other material change in prospective coverage with respect to any Cornerstone Insurance Policy.  No claim is currently pending under any Cornerstone Insurance Policy.  Such policies are sufficient for compliance with all Legal Requirements and Contracts to which Cornerstone is a party or by which it is bound.  Cornerstone is not in breach or default and, to the Knowledge of Cornerstone, no event has occurred which, with notice or lapse of time, would constitute a breach or default under any Cornerstone Insurance Policy, or permit termination or modification under any Cornerstone Insurance Policy.

3.17.

Environmental.  Except as described on Schedule 3.17,

(a)

no written notice, notification, demand, claim, letter, request for information, citation, summons, complaint or order has been received by, and no notice, demand, claim, letter, request for information, investigation or legal proceeding is pending or, to the Knowledge of Cornerstone, threatened against Cornerstone with respect to any matters relating to or arising out of any Environmental Law;

(b)

Cornerstone is and has at all times been in compliance, in all material respects, with all Environmental Laws and with any necessary Environmental Permits (as hereinafter defined); Cornerstone possesses all necessary permits, authorizations, approvals, licenses, consents, exemptions and other governmental authorizations required for their current operations under applicable Environmental Laws (“Environmental Permits”); all such Environmental Permits are in full force and effect; Cornerstone is not in violation of any Environmental Permit or of any obligations, orders, schedules and timetables issued pursuant thereto; and there are no proceedings pending or, to the Knowledge of Cornerstone, threatened which would jeopardize the validity of any Environmental Permit;

(c)

to the Knowledge of Cornerstone, there are no facts, circumstances or conditions that could reasonably be expected to be the basis of or to result in Cornerstone incurring liability for the release of Hazardous Substances or incurring any liability, obligations, requirements for remedial or corrective action or costs under Environmental Laws, or could reasonably be expected to prevent or restrict Cornerstone’s compliance with Environmental Laws or to restrict its use or transfer of any property pursuant to Environmental Laws;

(d)

to the Knowledge of Cornerstone, none of the properties currently or formerly owned, leased or operated by Cornerstone has been listed in, nor has Cornerstone disposed or transported any Hazardous Substances to any site that has been listed in, the National Priorities List or any other list of sites requiring clean-up or investigation under Environmental Law maintained by any Governmental Authority; and

(e)

Cornerstone has made available to RAMCO complete, true and correct copies of all material environmental records, reports, assessments, studies, sampling results, investigations, audits, notifications, Environmental Permits and pending permit applications.  A list of such materials is provided in Schedule 3.17.

3.18.

Cornerstone Benefit Arrangements.

(a)

Schedule 3.18 includes a true and complete description of all arrangements under or with respect to which Cornerstone or any of its ERISA Affiliates provides employee or executive compensation (other than salary or wage), bonus or benefits to any current, former or retired employee, any employee on an approved leave of absence, or any dependent of such Person, whether or not such Cornerstone Benefit Arrangement is covered by ERISA (each, a “Cornerstone Benefit Arrangement”).

Cornerstone has provided to RAMCO true and complete copies of each Cornerstone Benefit Arrangement or, in the case of each Cornerstone Benefit Arrangement not existing in written form, a complete and accurate description of its material terms.

(b)

Cornerstone does not contribute or have any obligation to contribute, nor has it contributed or had any obligation to contribute, to any multi-employer plan, multiple-employer plan, multiple employer welfare arrangement, a self-funded employee welfare plan, or defined benefit plan subject to Title IV of ERISA (as each term is defined in ERISA) in which any former, retired or current employees have or have had any right to participate.  Cornerstone has no obligation to provide any former or retired employees with health insurance, life insurance or other welfare benefits, other than as required by the health care continuation and notice provisions of ERISA Section 601, et seq. and Code Section 4980B and applicable state law.

(c)

Except as disclosed on Schedule 3.18 or with respect to benefits already accrued, Cornerstone has the unilateral right to amend or terminate all Cornerstone Benefit Arrangements.

(d)

Except as set forth in Schedule 3.18, no individual will, as a direct or indirect result of the transactions contemplated hereby:  (i) incur any liability to pay the excise tax due under Code Section 409A; or (ii) receive any gross up payment in connection with the imposition of an excise tax under Code Section 409A.

(e)

With respect to each Cornerstone Benefit Arrangement, to the Knowledge of Cornerstone, Cornerstone is in material compliance with:  (i) the health care continuation and notice provisions of ERISA Section 601, et seq. and Code Section 4980B and applicable state law; and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).

3.19.

Intellectual Property.

(a)

Schedule 3.19 contains a complete list of all Intellectual Property currently owned, used or held for use by Cornerstone (the “Cornerstone Intellectual Property”).  Cornerstone Intellectual Property that is owned by Cornerstone is hereinafter referred to as the “Owned Intellectual Property”, and Cornerstone Intellectual Property that is licensed to Cornerstone by a third party is hereinafter referred to as the “Licensed Intellectual Property”.  The Owned Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), as and only to the extent specifically set forth on Schedule 3.19.

(b)

Except as described on Schedule 3.19, Cornerstone owns the Owned Intellectual Property free and clear of any Liens, without obligation to pay any royalty or any other fees with respect thereto.  With respect to the Licensed Intellectual

Property, Schedule 3.19  indicates the name of the licensor and identifies the specific agreement pursuant to which such Licensed Intellectual Property is licensed to Cornerstone. To the Knowledge of Cornerstone, none of the registered Cornerstone Intellectual Property has been canceled, abandoned or otherwise terminated, and all renewal and maintenance fees in respect thereof have been duly paid.  To the Knowledge of Cornerstone, Cornerstone has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Owned Intellectual Property.

(c)

Except as described on Schedule 3.19, Cornerstone has not received any written notice or claim from any third party challenging the right of Cornerstone to use any of Cornerstone Intellectual Property.

(d)

Except as described on Schedule 3.19, there are no pending or, to the Knowledge of Cornerstone, threatened claims or notices by any third party of a violation, infringement, misuse or misappropriation by Cornerstone of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in Cornerstone Intellectual Property, nor to the Knowledge of Cornerstone, is there a basis for any such claims.  To the Knowledge of Cornerstone, Cornerstone is not infringing, misappropriating or violating any Intellectual Property of any third party.

(e)

Except as described on Schedule 3.19, there are no interferences or other contested proceedings, either pending or, to the Knowledge of Cornerstone, threatened, in the United States Copyright Office, the United States Patent and Trademark Office or before any other Governmental Authority relating to any pending application with respect to the Owned Intellectual Property.

3.20.

Licenses, Permits.  Schedule 3.20 contains a true and complete list of all Approvals (other than business licenses and occupancy permits generally applicable to all businesses operating and/or occupying real estate in Cornerstone’s primary business location) necessary for Cornerstone to own its assets and properties and conduct its business as currently conducted (collectively, the “Cornerstone Licenses”).  Each Cornerstone License is valid and in full force and effect, no Cornerstone License is subject to any Lien, limitation, restriction, probation or other qualification and there is no default under any Cornerstone License or any basis for the assertion of any default thereunder.  There is no Litigation pending or, to the Knowledge of Cornerstone, threatened that could result in the termination, revocation, limitation, suspension, restriction or impairment of any Cornerstone License or the imposition of any fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Cornerstone License.  To the Knowledge of Cornerstone, none of Cornerstone Licenses shall be affected by the consummation of the transactions contemplated hereby.  All Cornerstone Licenses are validly held by Cornerstone and Cornerstone has complied and is in compliance with the terms and conditions of each Cornerstone License held by it.

3.21.

Customers and Suppliers. Schedule 3.21 sets forth a list of (a) the ten largest customers (measured by dollar volume of product sales), and (b) the ten largest suppliers (measured by dollar volume of purchases) of Cornerstone during each of the last three fiscal years.  Except as set forth in Schedule 3.21, no customer or supplier listed in Schedule 3.21 has given written notice of its intent to terminate, cancel, limit, or adversely modify or change its business relationship with Cornerstone, and, to the Knowledge of Cornerstone, there exists no present or future condition or state of facts or circumstances involving such customers or suppliers which Cornerstone can now reasonably foresee would materially adversely affect the business of Cornerstone after the consummation of the transactions contemplated by this Agreement.

3.22.

Transactions With Related Persons.

(a)

Except as set forth in Schedule 3.22, no Related Person of Cornerstone is currently (i) a party to any transaction with Cornerstone (including any contract providing for the employment of, furnishing of goods or services by, rental of real or personal property from, borrowing money from or lending money to, or otherwise requiring payments to, any such Related Person) or (ii) to Cornerstone’s Knowledge, the direct or indirect owner of a material interest in any Person which is a competitor, supplier or customer of Cornerstone.

(b)

Except as set forth in Schedule 3.22, no Related Person of Cornerstone has any outstanding indebtedness payable to Cornerstone and Cornerstone has not guaranteed any obligation or indebtedness of any such Related Person to a ny Person.

3.23.

Warranties; Product Defects.   Schedule 3.23 sets forth a summary of the written warranties concerning products, and warranty expense incurred by Cornerstone during each of the last two fiscal years.  To the Knowledge of Cornerstone, all products have been in conformity with all applicable contractual commitments and express or implied warranties.  To the Knowledge of Cornerstone, no material liability exists for any return claim, warranty claim or other obligation to provide parts and service on, or to repair or replace, any products beyond the amounts reserved for warranty expense reflected in the Financial Statements.  To the Knowledge of Cornerstone, no products are now the subject of any guarantee or warranty other than Cornerstone’s standard form of written warranties. Schedule 3.23 sets forth a list of all (A) products which have been recalled, withdrawn or suspended, and (B) proceedings pending against Cornerstone at any time since January 1, 2011 (whether such proceedings have since been completed or remain pending) seeking the recall, withdrawal, suspension or seizure of, or seeking to enjoin Cornerstone from engaging in activities pertaining to, any product.

3.24.

Internal Controls .  Cornerstone maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that Cornerstone maintains records that in reasonable detail accurately and fairly reflect their respective transactions and dispositions of assets.

3.25.

No Brokers.  Cornerstone has not employed or incurred any liability to any broker, finder, investment banker or other agent in connection with the transactions contemplated by this Agreement.

3.26.

Accounts Receivable; Accounts Payable.

(a)

No discount or allowance from any account receivables have been made or (A) agreed to and no account receivables represents billings prior to actual sale of goods or provision of services. To the Knowledge of Cornerstone, no obligor of any such account receivable has refused or threatened to refuse to pay its obligations for any reason.   Schedule 3.26(a) is a complete and accurate accounts receivable aging report as of the date hereof.

(b)

All accounts payable and accrued expenses of Cornerstone have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, and no such account payable or accrued expense is, or as of the Closing Date will be, delinquent in its payment. Schedule 3.26(b) is a complete and accurate accounts payable aging report as of the date hereof.

3.27.

Bank Accounts; Proxies.  Schedule 3.27 sets forth a list of (i) all bank accounts, lock boxes and safe deposit boxes relating to the business of or controlled by Cornerstone (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), and (ii) the name and address of each Person who has a power of attorney, proxy or similar authorization to act on behalf of Cornerstone.

3.28.

Disclosure.   Neither this Agreement (including the exhibits and schedules hereto) nor any other agreement, document or certificate delivered or to be delivered to RAMCO by or on behalf of Cornerstone pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  There is no fact within the Knowledge of Cornerstone that has not been disclosed in this Agreement and which could have a Cornerstone Material Adverse Effect.

4.

Representations and Warranties of SEI.   SEI represents and warrants to RAMCO and Cornerstone as follows

4.1

Prior to the completion of the Sustainable Merger, SEI shall have acquired from Sustainable Energy LLC, all Intellectual Property currently owned, used or held by Sustainable Energy LLC (the “Sustainable Intellectual Property”).  SEI Intellectual Property that is owned by SEI is hereinafter referred to as “SEI Owned Intellectual Property” and SEI Intellectual Property that is licensed to SEI by a third party is hereinafter referred to as “SEI Licensed Intellectual Property.”  The SEI Owned and its Licensed Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), as and only to the extent specifically set forth on Schedule 4.1.

Except as described on Schedule 4.1, SEI owns the SEI Licensed Intellectual Property free and clear of any Liens, without obligation to pay any royalty or any other fees with respect thereto.  To the Knowledge of SEI, none of the registered SEI Licensed Intellectual Property has been canceled, abandoned or otherwise terminated, and all renewal and maintenance fees in respect thereof have been duly paid.  To the Knowledge of SEI, prior to the Sustainable Merger, SEI has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the SEI Licensed Intellectual Property.

Except as described on Schedule 4.1, SEI has not received any written notice or claim from any third party challenging the right of SEI to use any of the SEI Owned or Licensed Intellectual Property.

Except as described on Schedule 4.1, there are no pending or, to the Knowledge of SEI, threatened claims or notices by any third party of a violation, infringement, misuse or misappropriation by SEI of any intellectual property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in the Sustainable IP, nor to the Knowledge of SEI, is there a basis for any such claims.  To the Knowledge of SEI, SEI is not infringing, misappropriating or violating any Intellectual Property of any third party.

Except as described on Schedule 4.1, there are no interferences or other contested proceedings, either pending or, to the Knowledge of Sustainable, threatened, in the United States Copyright Office, the United States Patent and Trademark Office or before any other Governmental Authority relating to any pending application with respect to the Sustainable IP.

5.

Representations and Warranties of RAMCO and Max Khan (hereafter, collectively “RAMCO”).  RAMCO represents and warrants to Cornerstone as follows:

5.1.

Organization and Qualification.  RAMCO is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted and as presently contemplated to be conducted.  RAMCO is duly qualified to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in all jurisdictions in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary, and where the failure to be so qualified could have a Material Adverse Effect on it.

5.2.

Authority.  RAMCO has all requisite corporate as applicable, power and authority to execute, deliver and perform this Agreement.  The execution, delivery, and performance of this Agreement by RAMCO has been duly and validly authorized by all necessary action on the part of RAMCO.  This Agreement and each of the Related Agreements have been duly and validly executed and delivered by RAMCO, and are the valid and binding obligation of RAMCO, enforceable against RAMCO in accordance with their terms, except to the extent that the enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws.

5.3.

Capitalization of RAMCO; Organizational Documents; Books and Records; Valid Issuance of Stock; Registration Rights.

(a)

As of the date hereof, RAMCO is authorized to issue 325,000,000 shares of common stock, par value $.001 per share (the “RAMCO Stock”) and $10,000,000 shares of preferred stock, par value $0.10 per share.  As of the date of this Agreement, 17,948,896 shares of RAMCO Stock are issued and outstanding and no Shares of RAMCO Preferred Stock are issued and outstanding.  Prior to the Closing Date, the board of directors and shareholders of RAMCO shall authorize:  (A) the issuance of up to 900,000 shares of Common Stock in full payment of outstanding liabilities and (b) a reverse split of RAMCO Stock resulting in approximately 3,000,000 shares of RAMCO Stock issued and outstanding as of the Closing Date. As of the Closing Date, RAMCO shall issue and transfer to the Cornerstone Members and Sustainable Shareholders approximately 27,000,000 additional shares of RAMCO Stock required to give the Cornerstone Members and Sustainable Shareholders 90% of the issued and outstanding RAMCO (then CSE) Stock following the Mergers. In addition, in the event CSE achieves at least $4.7 million in accrued contract revenues during the first full 12 months following the Closing Date, the Cornerstone Members and Sustainable Shareholders shall be entitled to receive from CSE shares of CSE Stock equal to two (2%) of the then issued and outstanding Common Stock of CSE.  All outstanding shares of RAMCO Stock as of the Closing Date shall have been issued in compliance with applicable federal and state securities Laws. Schedule 5.3(a) set forth all of the outstanding subscriptions, options, warrants and convertible securities of RAMCO Stock as of the Closing Date.

(b)

RAMCO has delivered to Cornerstone true and complete copies of the Organizational Documents of RAMCO.  Such Organizational Documents are in full force and effect.  The minute books of RAMCO contain accurate and complete records of all meetings held by, and actions taken by, the directors and shareholders of RAMCO, and no meeting of any directors or shareholders have been held where material matters were approved, voted upon or acted upon for which minutes have not been prepared and are not contained in such minute books.

(c)

Merger Consideration, in the form of RAMCO Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and subject to restrictions of applicable state and federal securities laws and restrictions pursuant to that certain Lock-up Leak-out Agreement (“Lock-up Leak-out) entered into solely by the recipients of Merger Consideration, a form of which is attached hereto as Exhibit

5.3.  The Merger Consideration Stock will be issued in compliance with all applicable federal and state securities laws.

5.4.

RAMCO Subsidiaries.  Except as set forth on Schedule 5.4, RAMCO does not own, directly or indirectly, any of the stock or equity interests in any corporation, partnership, joint venture, limited liability company, trust or other legal entity.  Except as set forth on Schedule 5.4, RAMCO does not own (and has never in the past owned) any equity, partnership, stock, membership, or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity, partnership, stock, membership or similar interest in, any Person, and is not under any obligation to form or participate in, provide funds to, or make any loan, capital contribution or other investment in, any Person.

5.5.

No Conflicts; Required Consents.  The execution and delivery by RAMCO of this Agreement and the Related Agreements do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the certificate of incorporation or by-laws or like organizational documents of RAMCO; (ii) violate any provision of any Legal Requirements; or (iii) conflict with, violate, result in a breach of, constitute a default under (determined without regard to requirements of notice or lapse of time, or both) or accelerate or permit the acceleration of the performance required by, any material Contract to which RAMCO is a party or by which RAMCO or the assets or properties owned or leased by either of them are bound or affected; or (iv) except as indicated in Schedule 5.5, require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person.

5.6.

Litigation.    (i)

To the knowledge of RAMCO, without due investigation, there is no Litigation pending or threatened against RAMCO or any of respective officers, directors or shareholders (in their capacities as such), and RAMCO has not received written notice of any claim, complaint, incident, report, threat or notice of any such Litigation and, to the Knowledge of RAMCO, there is no basis therefor.  There is no Litigation pending or threatened against any other Person by RAMCO.  There are no outstanding Judgments against or involving or affecting RAMCO or any of its respective assets, properties or Related Persons, and RAMCO is in default with respect to any such Judgment of which it has Knowledge or has been served upon it.

(ii)

The Default Judgment in the Matter of Receivable Acquisition & Management Corp. vs. Airbak Technologies, LLC & Philip Troy Christy, individually and as a member of Airbak Technologies, LLC (Civil No. 11-4330 (FSH)(PS) in the U.S. District Court of New Jersey in the amount of $299,000 plus post-judgment interests costs remains unsatisfied and, except for payment of $100,000 principal amount owed to RAMESH ARORA, as evidenced by a promissory note dated April 1, 2011, RAMCO has and will retain as of Closing full right, title and interest to receive payment on such default judgment.  In the event that less than $299,000 principal amount is recovered by RAMCO, RAMCO shall have notified Ramesh Arora that he will receive pro rata (one-third) payment with CSE.

5.7.

Liabilities.  Except as set forth on Schedule 5.7 hereof, to the knowledge of RAMCO, RAMCO does not have any liabilities of any kind or nature whatsoever (accrued, absolute, contingent or otherwise).

5.8.

Disclosure.  Neither (A) this Agreement (including the exhibits and schedules hereto) or any other agreement, document or certificate delivered or to be delivered to Cornerstone by or on behalf of RAMCO pursuant to the terms of this Agreement, nor (B) any periodic reports filed by RAMCO with the SEC during the three (3) years prior to the date of this Agreement, including, but not limited to, the representation that RAMCO is not a shell corporation as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

6.

Certain Covenants.

6.1.

Certain Covenants of RAMCO.  RAMCO hereby covenants and agrees that:

(a)

RAMCO shall cause its Shareholders to: (A) approve the reverse split of the issued and outstanding shares of RAMCO so that there shall be approximately 3,000,000 shares issued and outstanding as of the Closing Date prior to the Mergers and the issuance of 27,000,000 additional Shares, and (B) adopt a Stock Incentive Plan as of the Closing Date providing for the grant of up to three million shares of Common Stock.

(b)

RAMCO shall use its best efforts to cause the market maker designated by Cornerstone and SEI to file a Form 211 with Financial Industry Regulatory Authority (“FINRA”) and to reconfirm that its common stock is eligible with the Depository Trust Company (“DTC”) as soon as possible following the execution of this Agreement.  RAMCO understands that the Cornerstone Members shall expend their best efforts and shall provide such market maker with whatever information it needs in order for the Form 211 to be filed promptly. In the event the market maker has not received conditional approval from both FINRA and DTC prior to the Closing Date, provided the Cornerstone Members and the SEI Shareholders have promptly complied with all requests for information from FINRA, the Cornerstone Members and the SEI Shareholders may terminate this Agreement at its sole discretion without prejudice or cost to either party.

6.2.

Certain Affirmative Pre-Closing Covenants of RAMCO.  RAMCO covenants and agrees that, except as Cornerstone and SEI otherwise may consent in writing, between the date of this Agreement and Closing, RAMCO shall:

(a)

operate in the usual, regular, and ordinary course and consistent with past practices, according to the plans and budgets previously made available to Cornerstone and, to the extent consistent with such operation, use commercially reasonable efforts to: (i) preserve its current business organization; (ii) keep available the services of their officers, employees and consultants; and (iii) preserve their relationships with all customers, suppliers, licensees and others having business dealings with RAMCO; and

(b)

maintain (i) its assets and property in their condition as of the date of this Agreement, ordinary wear and loss by fire or other casualty excepted, (ii) its material contracts in full force and effect, and (iii) RAMCO Insurance Policies in full force and effect.

6.3.

Certain Negative Pre-Closing Covenants of RAMCO.  Except as Cornerstone and SEI otherwise may consent in writing, or as contemplated by this Agreement, between the date hereof and Closing, RAMCO shall not, directly or indirectly:

(a)

modify, amend, terminate or transfer any Material RAMCO Contract or waive, release or assign any material rights or claims thereto or thereunder; or (ii) enter into or extend any lease with respect to real property;

(b)

amend its Organizational Documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(c)

sell, transfer, pledge, dispose of or encumber any assets or properties, other than (i) dispositions of inventory and supplies in the ordinary course of business and not material in amount, either individually or in the aggregate, or (ii) pursuant to an existing Contract;

(d)

sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any RAMCO Intellectual Property, or amend or modify in any material respect any existing agreements with respect to any RAMCO Intellectual Property;

(e)

permit the attachment of any Lien against any of the assets or properties owned or leased by RAMCO, except Permitted Liens;

(f)

except as otherwise provided in Section 5.3(a) hereof and Schedule 5.3(a), issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock (other than up to 900,000 shares of RAMCO Stock in exchange for cancellation of indebtedness) or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of RAMCO, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any Person or division thereof;

(g)

incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

(h)

make or commit to make any capital expenditure other than currently contemplated capital expenditures that have been disclosed to Cornerstone and SEI;

(i)

declare, set aside or pay any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in RAMCO, or repurchase, redeem or acquire any ownership interests in RAMCO;

(j)

make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of RAMCO, (ii) any increase in the compensation payable or to become payable to any employee of RAMCO or (iii) any modification, termination or renewal of any RAMCO Benefit Arrangement, or entry into any new such arrangement or plan, except as required by applicable Legal Requirements;

(k)

except as is permitted by Section 6.2, take any action which could reasonably be expected to make any of Cornerstone’s representations and warranties herein untrue as of Closing;

(l)

change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(m)

make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(n)

pay, discharge, satisfy or settle any Litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and no admission being made with respect to (i) any criminal wrongdoing, or (ii) the invalidity or unenforceability of, or any infringement with respect to, any Cornerstone Intellectual Property; or

(o)

authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

6.4.

Certain Affirmative Pre-Closing Covenants of Cornerstone.  Cornerstone covenants and agrees that, except as RAMCO otherwise may consent in writing, between the date of this Agreement and Closing, Cornerstone shall:

(a)

operate in the usual, regular, and ordinary course and consistent with past practices, according to the plans and budgets previously made available to

RAMCO and, to the extent consistent with such operation, use commercially reasonable efforts to: (i) preserve its current business organization; (ii) keep available the services of their officers, employees and consultants; and (iii) preserve their relationships with all customers, suppliers, licensees and others having business dealings with Cornerstone;

(b)

maintain (i) its assets and property in their condition as of the date of this Agreement, ordinary wear and loss by fire or other casualty excepted, (ii) its material contracts in full force and effect, and (iii) insurance policies in full force and effect; and

(c)

upon request by RAMCO, deliver to RAMCO true and complete copies of all regularly prepared periodic financial statements and operating reports of Cornerstone.

6.5.

Certain Negative Pre-Closing Covenants of Cornerstone.  Except as RAMCO otherwise may consent in writing, or as contemplated by this Agreement, between the date hereof and Closing, Cornerstone shall not, directly or indirectly:

(a)

(i) modify, amend, terminate or transfer any Material Cornerstone Contract or waive, release or assign any material rights or claims thereto or thereunder; or (ii) enter into or extend any lease with respect to real property;

(b)

amend its Organizational Documents, or otherwise alter its corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(c)

sell, transfer, pledge, dispose of or encumber any assets or properties, other than (i) dispositions of inventory and supplies in the ordinary course of business and not material in amount, either individually or in the aggregate, or (ii) pursuant to an existing Contract;

(d)

sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Cornerstone Intellectual Property, or amend or modify in any material respect any existing agreements with respect to any Cornerstone Intellectual Property;

(e)

permit the attachment of any Lien against any of the assets or properties owned or leased by Cornerstone, except Permitted Liens;

(f)

issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock or other ownership interest of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest of Cornerstone, or acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any Person or division thereof;

(g)

incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments;

(h)

make or commit to make any capital expenditure other than currently contemplated capital expenditures that have been disclosed to RAMCO;

(i)

declare, set aside or pay any distributions (whether in cash, stock or other securities or property, or any combination thereof) with respect to any ownership interests in Cornerstone, or repurchase, redeem or acquire any ownership interests in Cornerstone;

(j)

make or permit to be made (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Cornerstone, (ii) any increase in the compensation payable or to become payable to any employee of Cornerstone or (iii) any modification, termination or renewal of any Cornerstone Benefit Arrangement, or entry into any new such arrangement or plan, except as required by applicable Legal Requirements;

(k)

except as is permitted by Section 6.3, take any action which could reasonably be expected to make any of Cornerstone’s representations and warranties herein untrue as of Closing;

(l)

change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or GAAP;

(m)

make any Tax election or settle or compromise any federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(n)

pay, discharge, satisfy or settle any Litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and no admission being made with respect to (i) any criminal wrongdoing, or (ii) the invalidity or unenforceability of, or any infringement with respect to, any Cornerstone Intellectual Property; or

(o)

authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

6.6.

Required Consents.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, each of RAMCO, Cornerstone and SEI shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers contemplated hereby and to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article , as applicable to each of them.  Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

(b)

To the extent not prohibited by any Legal Requirement, each party to this Agreement shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Legal Requirement in connection with the transactions contemplated by this Agreement.  Cornerstone, RAMCO and SEI shall give the other reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filings or any such transaction.   Cornerstone, RAMCO and SEI shall each (A) give the other parties prior notice of each meeting and substantive conversation with any Governmental Authority with respect to any such filing, investigation or other inquiry, (B) discuss with the other parties the subject matter to be discussed at such meeting or during such conversation and the recommended course of action, and (C) to the extent reasonably practicable or appropriate, allow the other parties to participate in such meeting or conversation.

(c)

Cornerstone, RAMCO and SEI shall, as promptly as practicable, use commercially reasonable efforts to obtain all necessary Approvals from Governmental Authorities and make all other necessary registrations and filings under applicable Legal Requirements required in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  Cornerstone, RAMCO, and SEI shall act in good faith and reasonably cooperate with each other in connection therewith and in connection with resolving any investigation or other inquiry with respect thereto.  To the extent not prohibited by any Legal Requirement, each party to this Agreement shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Legal Requirement in connection with the transactions contemplated by this Agreement.  Cornerstone, RAMCO and SEI shall give other reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such Approval.  Cornerstone, RAMCO and SEI shall, unless prohibited by Governmental Authority, (i) give the other parties hereto prior notice of each meeting and substantive conversation with any Governmental Authority with respect to any such Approval, investigation or other inquiry, (ii) discuss with the other parties hereto the subject matter to be discussed at such meeting or during such conversation and the recommended course of action, and (iii) to the extent reasonably practicable or appropriate, allow the other parties to participate in such meeting or conversation.

(d)

Cornerstone and SEI shall use commercially reasonable efforts to obtain all Approvals from third parties that are set forth in Schedule  (“Cornerstone

Third Party Consents”).  RAMCO and SEI shall use commercially reasonable efforts to obtain all Approvals from third parties that are set forth in Schedule  (“RAMCO Third Party Consents”).

6.7.

Access to Information; Confidentiality.

(a)

Cornerstone and SEI will afford RAMCO and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Cornerstone and SEI during the period prior to the Closing to obtain all information concerning the business of Cornerstone, including the status of product development efforts, properties, results of operations and personnel of Cornerstone, as RAMCO may reasonably request and Cornerstone will furnish promptly to RAMCO all information concerning its business, properties and personnel as RAMCO may reasonably request.  Cornerstone and SEI shall make available to RAMCO any appropriate individuals for discussion of its business, properties and personnel as RAMCO may reasonably request.

(b)

Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement.  Each party agrees to maintain in confidence any non-public information received from the other party (such information, “Confidential Information”), and to use such Confidential Information only for purposes of consummating the transactions contemplated by this Agreement.  Confidential Information will not include (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by applicable Legal Requirements.  In the event this Agreement is terminated as provided in Article  hereof, each party (x) will return or cause to be returned to the other all Confidential Information obtained from the other in connection with the Merger contemplated hereby, and (y) will delete from its computer systems all Confidential Information obtained from the other in connection with the Merger contemplated hereby.

6.8.

Tax Matters.

(a)

Cornerstone shall prepare and cause to be timely filed all Income Tax Returns of Cornerstone for Pre-Closing Tax Periods (“Cornerstone Tax Returns”).  Cornerstone Tax Returns shall be prepared in accordance with the past practices of Cornerstone in preparing Income Tax Returns, except where such practice is not consistent with applicable laws.

(b)

RAMCO shall prepare or cause to be prepared and timely filed or cause to be filed all Tax Returns of RAMCO for Pre-Closing Tax Periods (“RAMCO Tax Returns”).  RAMCO Tax Returns shall be prepared in accordance with past practices of RAMCO, except where such practice is not consistent with applicable laws.

(c)

RAMCO shall provide the Cornerstone Members, and the Cornerstone Members shall provide RAMCO, with copies of any Tax Returns to be filed by RAMCO or Cornerstone, as applicable, pursuant to Section  6.8(a) or 6.8(b) at least twenty (20) days prior to the due date thereof (giving effect to any extensions thereto).  The Cornerstone Members or RAMCO, as applicable, shall have the right to review such Tax Returns prior to the filing of such Tax Returns.  If the Cornerstone Members or RAMCO and Cornerstone, as applicable, disputes any amounts shown to be due on such Tax Returns, the Cornerstone Members and RAMCO shall consult and resolve in good faith any issues arising as a result of the review of such Tax Returns.  If the Parties are unable to resolve any dispute within ten days after the Cornerstone Members’ or RAMCO’s, as applicable, receipt of such Tax Returns, such dispute shall be resolved by an accounting firm mutually agreed to by the Cornerstone Members and RAMCO, which shall resolve any issue in dispute as promptly as practicable.  If the accounting firm is unable to make a determination with respect to any disputed issue prior to the due date (including any extensions) for the filing of the Tax Return in question, (i) RAMCO shall file such Tax Return without such determination having been made, and (ii) the Cornerstone Members shall pay to RAMCO, not later than three days before the due date (including any extensions thereof) for the payment of Taxes with respect to such Tax Return, an amount determined by the Cornerstone Members as the proper amount chargeable to the Cornerstone Members and Sustainable Shareholders pursuant to this Section 6.8.  Upon the accounting firm’s delivery of its determination to RAMCO and the Cornerstone Members, appropriate adjustments shall be made to the amount paid by the Cornerstone Members in accordance with the immediately preceding sentence in order to reflect the accounting firm’s determination.  The fees, costs and expenses of the accounting firm shall be shared equally by the Cornerstone Members and RAMCO.  The determination by the accounting firm shall be final, conclusive and binding on the parties.

(d)

The Cornerstone Members and Sustainable Shareholders and RAMCO shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.8 and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention (in accordance with such party’s practices for such records) and (upon the othe party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Cornerstone Members and Sustainable Shareholders agree (i) to retain all books and records with respect to all material Tax matters pertinent to Cornerstone and SEI relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by RAMCO, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give RAMCO reasonable written notice prior to transferring, destroying or discarding any such books and records and, if RAMCO so requests, the Cornerstone Members and Sustainable Shareholders shall allow RAMCO to take possession of such books and records (and the Cornerstone Members and Sustainable

Shareholders shall be entitled to retain copies of same).  RAMCO and the Cornerstone Members and Sustainable Shareholders agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

6.9.

Management of CSE.

Effective as of the Closing Date and pursuant to the Consulting Agreements attached hereto as Exhibit 6.9, Peter Fazio shall be appointed Chief Operating Officer of CSE and Thomas Telegades shall be appointed Chief Executive Officer of CSE.

In addition, effective as of the Closing Date, all current officers and directors of RAMCO shall resign and CSE shall elect a reconstituted board of directors consisting of five (5) Cornerstone Members, one (1) of whom will be nominated by RAMCO.

7.

Conditions Precedent to Closing.

7.1.

RAMCO’s Conditions.  The obligations of RAMCO to perform its obligations at Closing are subject to the fulfillment of the following conditions, any of which RAMCO may waive:

(a)

Cornerstone and SEI shall have performed and complied in all material respects with all terms, covenants and conditions of this Agreement to be complied with and performed by Cornerstone and SEI at or before Closing.

(b)

All representations and warranties of Cornerstone and SEI in this Agreement shall be true and correct in all material respects as of the date of Closing, with the same force and effect as if such representations and warranties had been made on and as of that date, except (i) to the extent that such representations and warranties refer to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (ii) for changes contemplated by this Agreement, and (iii) to the extent that such representations and warranties are qualified by materiality, in which they shall be true and correct in all respects.

(c)

Cornerstone and SEI shall have delivered to RAMCO certificates, dated as of the date of Closing, in form reasonably satisfactory to RAMCO, executed by officers of Cornerstone and SEI certifying that the conditions stated in Sections  and  have been satisfied.

(d)

There shall have been obtained each of Cornerstone and SEI Third Party Consents and all Approvals from Governmental Authorities.

(e)

There shall be no pending or threatened third party Litigation seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of this Agreement or the transactions contemplated by this Agreement, or which if successful could have the effect of any of the foregoing, or any Judgment providing for any of the foregoing.

(f)

Cornerstone and SEI shall each have delivered to RAMCO a certificate of the Boards of Managers and Directors of Cornerstone and SEI, respectively, and any subsidiaries, dated as of the Closing Date, certifying (i) that true and complete copies of their Organizational Documents as in effect on the Closing Date are attached thereto; (ii) as to the incumbency and genuineness of the signatures of each officer executing this Agreement and the other documents contemplated by this Agreement; and (iii) the genuineness of the resolutions (attached thereto) of the officers, members, and shareholders of Cornerstone and SEI, authorizing the execution, delivery and performance of this Agreement and the other documents contemplated by this Agreement to which Cornerstone and SEI, are parties and the consummation of the transactions contemplated hereby and thereby.

(g)

Since the Financial Statements Date, there shall not have occurred, and no effect or circumstance shall exist that has had or could reasonably be expected to have, a Material Adverse Effect.

(h)

Cornerstone shall have delivered written releases of all Liens on any assets or properties of Cornerstone other than Permitted Liens and evidence of the payoff of all Indebtedness, except as provided on Schedule  hereto, of Cornerstone (other than capital leases) in form and substance reasonably satisfactory to RAMCO.

(i)

Any existing employment agreements with RAMCO management shall all be cancelled, and the Consulting Agreements shall be executed by the parties thereto and each such agreement shall be in full force and effect as of the Closing Date.

(j)

The Cornerstone Members shall have transferred and assigned the Cornerstone Membership Interests to RAMCO and the Sustainable Shareholders shall have transferred and assigned the Sustainable Shares to RAMCO in accordance with Section  hereof.

7.2.

Cornerstone’s Conditions.  The obligation of Cornerstone to perform its obligations at Closing is subject to the fulfillment of the following conditions, any of which Cornerstone may waive.

(a)

RAMCO shall have performed and complied in all material respects with all terms, covenants and conditions of this Agreement to be complied with and performed by RAMCO at or before Closing.

(b)

All representations and warranties of RAMCO in this Agreement shall be true and correct in all material respects as of the date of Closing with the same force and effect as if such representations and warranties had been made on and as of that date, except (i) to the extent that such representations and warranties refer to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (ii) for changes contemplated by this Agreement, and

(iii) to the extent that such representations and warranties are qualified by materiality, in which they shall be true and correct in all respects.

(c)

RAMCO shall have delivered to Cornerstone and SEI a certificate dated as of the date of Closing, in form reasonably satisfactory to Cornerstone, executed by an officer of RAMCO, certifying that the conditions stated in Sections 7.2(a) and 7.2(b) have been satisfied.

(d)

There shall have been obtained from RAMCO Third Party Consents and all Approvals from Governmental Authorities.

(e)

There shall be no pending or threatened third party Litigation seeking to obtain damages in connection with, or to restrain, prohibit, invalidate, set aside, in whole or in part, the consummation of this Agreement or the transactions contemplated by this Agreement, or which if successful would have the effect of any of the foregoing, or any Judgment providing for any of the foregoing.

(f)

RAMCO shall deliver to Cornerstone a certified copy of the corporate resolutions of the board of directors of RAMCO and SEI authorizing the execution, delivery and performance by RAMCO of this Agreement and an incumbency certificate with respect to the officers of RAMCO executing documents or instruments on behalf of RAMCO.

(g)

RAMCO shall have executed and delivered the Consulting Agreements with Peter Fazio and Thomas Telegades as described in Section 6.9 above.

(h)

RAMCO shall have obtained stockholder approval to: (A) reverse/split its issued and outstanding common stock so that ninety (90%) percent of the equity securities on a fully diluted basis are issued to the Cornerstone Members at Closing, and (B) adopt an Employee Stock Incentive Plan to authorize 3,000,000 shares of Common Stock.

(i)

RAMCO’s market maker shall have obtained FINRA approval of its Form 211 and RAMCO’s securities shall be DTC eligible.

(j)

RAMCO shall have delivered all other documents and other instruments as Cornerstone and SEI may reasonably request in connection with the transactions contemplated by this Agreement.

8.

Closing.

8.1.

Date and Place.  The closing of the transactions contemplated by this Agreement (“Closing”) shall take place remotely via the exchange of documents and signatures via fax or e-mail on the later of the Effective Date or the date on which the last of the conditions set forth in Article  have been satisfied or waived, or in such other manner or time, and in such place, as Cornerstone, SEI and RAMCO agree upon; provided, however, that either RAMCO, SEI or Cornerstone may, by written notice to the other, postpone Closing on one or more occasions to a later date in order to allow additional time for the satisfaction of conditions to its obligations stated in Article , but in no event to a date later than April 30, 2013 (the “Outside Closing Date”), unless mutually agreed to by the Parties.

8.2.

Actions at Closing.  At Closing:

(a)

Cornerstone and Cornerstone Merger Sub shall execute the Certificate of Merger and file the Certificate of Merger with the Secretary of State of the State of Delaware;

(b)

SEI and Sustainable Merger Sub shall execute the Certificate of Merger and file the Certificate of Merger with the Secretary of State of the State of New York;

(c)

RAMCO shall deliver RAMCO Stock in accordance with Section 2.3(a) above to the Cornerstone Members and Sustainable Shareholders in accordance with their respective allocations; and

(d)

Cornerstone and SEI shall deliver to RAMCO all closing deliverables set forth in Section .  RAMCO shall deliver to the Cornerstone Members and Sustainable Shareholders all closing deliverables set forth in Section 7.2

9.

Termination and Default.

9.1.

Termination Events.  This Agreement may be terminated prior to Closing and the transactions contemplated hereby may be abandoned:

(a)

at any time, by the mutual agreement of RAMCO, SEI and Cornerstone;

(b)

by either RAMCO, on the one hand, or Cornerstone or SEI, on the other hand, at any time, if the other or others is or are in breach or default of its or their respective covenants, agreements or other obligations in this Agreement, or if any of the representations and warranties of the other or others in this Agreement are not true and accurate in all material respects and the other or others shall not have cured such breach, default, untruthfulness or inaccuracy within ten days after notice thereof given by the terminating party or parties; or

(c)

by either RAMCO, on the one hand, or Cornerstone or SEI, on the other hand, upon written notice to the other or others, if any of the conditions to its or their obligations set forth in Sections  and , respectively, shall not have been satisfied on or before the Outside Closing Date, for any reason other than a breach or uncured default by the terminating party or parties of its or their respective covenants, agreements or other obligations under this Agreement, or any of its or their representations and warranties in this Agreement not being true and accurate in all material respects as of the date of this Agreement or as of the Outside Closing Date.

9.2.

Remedies Upon Termination.  In the event of the termination of this Agreement in accordance with this Article 9, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)

as set forth in this Section 9.2 and Article 10 hereof; and

(b)

that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

10.

Indemnification.

10.1.

Indemnification of RAMCO.

  Subject to the terms and limitations provided in this Article , prior to and following the Closing, Cornerstone and SEI shall indemnify and hold harmless RAMCO from and against any and all Losses arising out of or resulting from:

(a)

any representations and warranties, as qualified by the disclosure schedules attached hereto and incorporated herein by reference (the “Disclosure Schedules”) made by Cornerstone and SEI in this Agreement or in any certificate delivered in connection herewith not being true and accurate as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy of which will be determined with reference to such specified date);

(b)

any failure of Cornerstone and SEI to perform any of its material covenants, agreements or obligations in this Agreement; and

(c)

any liability of Cornerstone and SEI for any Taxes with respect to periods prior to Closing in excess of amounts reserved for Taxes in Cornerstone’s and SEI’s books as of the Closing Date, except to the extent such liabilities are assumed by RAMCO as provided herein.

10.2.

Indemnification of Cornerstone and SEI

Subject to the terms and limitations provided in this Article , prior to and following the Closing, RAMCO and Max Khan, individually, shall indemnify and hold harmless Cornerstone from and against any and all Losses arising out of or resulting from:

(a)

any representations and warranties, as qualified by the disclosure schedules attached hereto and incorporated herein by reference (the “Disclosure Schedules”) made by RAMCO in this Agreement or in any certificate delivered in connection herewith not being true and accurate as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy of which will be determined with reference to such specified date);

(b)

any claims made against RAMCO for any action, error, omission, or failure to act according to contracts or the law prior to Closing;

(c)

any failure of RAMCO to perform any of its material covenants, agreements or obligations in this Agreement; and

(d)

any liability of RAMCO for any Taxes or tax filings and any related penalties with respect to periods prior to Closing.

10.3.

Procedure for Indemnification.

(a)

General.  The party (or parties) believing it (or they) to be entitled to indemnification hereunder (the “Indemnitee”) shall promptly notify the other party (or parties) (the “Indemnitor”) in writing of any claim, demand, action or proceeding for which indemnification will or may be sought under Section  or Section 10.2 (a “Notice of Claim”).  The Notice of Claim shall specify facts reasonably known to the Indemnitee giving rise to such indemnity rights.  The Indemnitor shall have 30 days after its receipt of such Notice of Claim to respond in writing to same. The Indemnitee shall allow the Indemnitor and its professional advisors to investigate the matter or circumstance alleged to give rise to the claim, and whether and to what extent any amount is payable in respect of the claim and the Indemnitee shall assist the Indemnitor’s investigation by giving such information and assistance (including access to the Indemnitee’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnitor or any of its professional advisors may reasonably request. If the Indemnitor does not so respond within such 30 day period, the Indemnitor shall be deemed to have rejected such claim, in which case the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Agreement.

(b)

Third Party Claims.  Promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any Litigation by a third party for which the Indemnitee is entitled to indemnification from the Indemnitor under Section  or Section 10.2, the Indemnitee shall provide a Notice of Claim to the Indemnitor, and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is materially prejudiced thereby.  In case any Litigation shall be commenced against any Indemnitee by a third party, the Indemnitor shall be entitled to participate in such Litigation and, at its option, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor’s sole expense, provided, however, that the Indemnitor shall not have the right to assume the defense of any Litigation if (i) the Indemnitee shall have one or more legal or equitable defenses available to it which are different from or in addition to those available to the Indemnitor, and, in the reasonable opinion of the Indemnitee, counsel for the Indemnitor could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Indemnitor, (ii) such Litigation is reasonably likely to have an adverse effect on any other matter beyond the scope or limits of the indemnification obligation of the Indemnitor, or (iii) the Indemnitor shall not have assumed the defense of the Litigation in a timely fashion (but in any event within thirty days of notice of such Litigation).  If the Indemnitor shall assume the defense of any Litigation, the Indemnitee shall be entitled to participate in any Litigation at its expense, and the Indemnitor shall not settle such Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the Indemnitee from all liability with respect to the matters that are subject to such Litigation, or otherwise shall have been approved by the Indemnitee.

10.4.

Determination of Indemnification Amounts; Time For Making Claims; Treatment of Indemnification Payments.

(a)

No party will have any liability to any Indemnitee with respect to claims under Section  or Section 10.2, until the Indemnitees shall have incurred on a cumulative basis Losses exceeding Ten Thousand and No/100 Dollars ($10,000.00) (the “Deductible”), at which point the Indemnitor shall be liable for all Losses in excess of the Deductible incurred by the Indemnitee(s); provided, that, the Deductible shall not apply to any Losses occurring by virtue of a breach of RAMCO’s obligations under  hereof.

(b)

The maximum aggregate liability of Cornerstone under Section  shall not exceed $100,000.00 (the “Members’ Cap”).

(c)

No Person shall be entitled to indemnification hereunder unless it shall have given the party or parties from which indemnity is sought a Notice of Claim.

(d)

Indemnification payments under this Article  shall constitute adjustments to the Merger Consideration.

(e)

Notwithstanding anything to the contrary set forth herein, nothing shall limit any party from making any claims for Losses against any other party for fraud or intentional misrepresentation.

10.5.

Survival. The representations and warranties in Sections , , , , , , 5.3 and 5.4 shall survive Closing indefinitely, and the representations and warranties in Sections , , ,  shall survive Closing until the expiration of the statutory period of limitation applicable to claims of authorities with respect to matters that could constitute a breach of such representations and warranties. All other representations and warranties of the parties in this Agreement or in any certificate delivered in connection with this Agreement shall survive twelve (12) months from the Closing Date.  Notwithstanding the foregoing, the indemnifications of Cornerstone and SEI by Max Khan individually shall terminate six (6) months from the Closing Date.

10.6.

Exclusive Rights.  Except as set forth in Section , if Closing shall occur, then the remedies stated in this Article  shall constitute the sole and exclusive remedies of the Parties, for breaches of covenants and obligations stated in this Agreement or the inaccuracy of any representation or warranty in this Agreement, or otherwise (whether in contract or in tort) with respect to this Agreement or the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, RAMCO acknowledges and agrees that neither Cornerstone nor its Members and SEI or its Shareholders have made any representations or warranties other than those representations and warranties expressly stated in this Agreement, and that RAMCO has relied solely on the representations and warranties expressly made in this Agreement.

11.

Miscellaneous.

11.1.

Expenses.  Except as otherwise provided in this Agreement, each of the Parties shall pay its own expenses and the fees and expenses, including without limitation, those of its counsel, accountants, regulatory, manufactory or financial advisory and other experts in connection with this Agreement.

11.2.

Publicity.  RAMCO, Cornerstone and SEI shall each consult with the others before issuing any press release or making any other public disclosure concerning this Agreement or the transactions contemplated by this Agreement prior to Closing unless, in the case of RAMCO, in the reasonable judgment of RAMCO, a release or disclosure is required to discharge its disclosure obligations under applicable Legal Requirements, in which case it shall in good faith consult with Cornerstone and SEI about the form, content and timing of such release or disclosure prior to its release or disclosure.

11.3.

No Shopping.  Cornerstone and SEI hereby covenant and agree as follows: that until April 30, 2013, or such later date as the parties may agree to, while this Agreement is in effect, neither SEI, Cornerstone, nor any of their officers and directors shall directly or indirectly, (i) solicit, initiate or enter into discussions concerning the submission of proposals or offers from any other person relating to a possible disposition of all or substantially all of the assets of Cornerstone or SEI, a financing or similar transaction (an “Excluded Transaction”), (ii) solicit, initiate or enter into discussions relating to a possible Excluded Transaction, (iii) furnish to any other person any information not already in the public domain relating to the business of Cornerstone or SEI (other than in the ordinary course of business), or (iv) assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing, except in each case as may be required by applicable law, court or administrative order or in connection with contractual obligations entered into in the ordinary and usual course of business. If approached with respect to any such transaction, Cornerstone or SEI shall report such information to RAMCO and supply the contract information on the same.

11.4.

Waivers.  No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking the action, of compliance with any other action, representation, warranty, covenant or agreement in this Agreement.  The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach.  The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement.  Any waiver must be in writing.

11.5.

Notices.  All notices, requests, demands, applications, services of process and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by e-mail (provided it is also delivered by some other means permitted by this Section ), delivered by recognized overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

To Cornerstone:

Cornerstone Program Advisors, LLC

60 E. 42nd Street

New York, NY 10165

Attn:  Thomas Telegades

E-Mail:  ttelegades@cornerstoneprogramadvisors.com

with copies (which shall not constitute notice) to:

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, New York 10158

Attn:  Elliot Lutzker, Esq.

E-Mail:  ehl@dhclegal.com

To SEI:

Sustainable Energy Industries, Inc.

575 Lexington Avenue, 4th Floor

New York, NY 10022

Attn:  Peter Fazio

E-Mail:  pfazio@sustainable-energy-llc.com

with copies (which shall not constitute notice) to:

Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, New York 10158
Attn:  Elliot Lutzker, Esq.
E-Mail:  ehl@dhclegal.com

To RAMCO:

Receivable Acquisition & Management Corporation, Inc.

2 Executive Drive, Suite 630

Fort Lee, New Jersey 07024

Attn:  Max Khan

E-Mail:  mk@ramcoglobal.com

with copies (which shall not constitute notice) to:

Alfred V. Greco, Esq.

199 Main Street

Suite 706

White Plains, NY 10601

E-Mail:  agreco@avglegal.com

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section.  Such notice shall be effective, (i) if delivered in person or by overnight courier, upon actual receipt by the addressee, or (ii) if mailed, upon the earlier of three days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

11.6.

Entire Agreement; Amendments.  This Agreement and the other agreements referred to in this Agreement to which the parties to this Agreement also are parties embody the entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, oral or written, with respect thereto.  This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

11.7.

Binding Effect; Benefits.  This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  None of RAMCO, SEI or Cornerstone shall assign this Agreement or delegate any of its or their duties hereunder to any other Person without the prior written consent of the others; provided, however, that RAMCO may assign all of its rights and claims under this Agreement and any other agreements or documents executed and delivered in connection herewith to any Affiliate of RAMCO, provided RAMCO continues to remain primarily liable for its obligations pursuant to this Agreement.

11.8.

Headings, Schedules, and Exhibits.  The section and other headings in this Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement.  Reference to Schedules or Exhibits shall, unless otherwise indicated, refer to the Exhibits and Schedules attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.  Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided that the description of such item on a Schedule is such that the parties could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

11.9.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

11.10.

Governing Law.

(a)

The validity, performance and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such State.

(b)

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court or federal court of the United States of America sitting in New Castle County in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware state court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)

Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Delaware state or federal court.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.11.

Third Parties; Joint Ventures.  This Agreement constitutes an agreement solely among the parties hereto, and is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including, but not limited to, any employee or former employee of Cornerstone, SEI or RAMCO) other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement.  Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

11.12.

Construction.  This Agreement has been negotiated by RAMCO, SEI and Cornerstone and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.  Unless otherwise expressly provided in this Agreement, (i) words used in this Agreement, regardless of the gender used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, as the context requires; (ii) the word “including” is not limiting; (iii) the capitalized term

“Section” refers to sections of this Agreement; (iv) references to a particular Section include all subsections thereof; (v) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect; (vi) references to a Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; and (vii) references to a “day” or number of “days” (without the explicit use of the defined term “business day”) will be interpreted as a reference to a calendar day or number of calendar days.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION, INC.

By: /s/ Max Khan

Name:  Max Khan

Title:    President, CEO

SOLELY AS TO SECTIONS 5 AND 10.2

By: /s/ Max Khan

Max Khan, Individually

CORNERSTONE PROGRAM ADVISORS

SUSTAINABLE ENERGY INDUSTRIES LLC

By: /s/ Thomas Telegades

By: /s/ Peter Fazio

Name:  Thomas Telegades

Name:  Peter Fazio

Title:     Managing Member

Title:    Chief Executive Officer

CORNERSTONE ACQUISITION CORP.

SUSTAINABLE ACQUISITION CORP.

By: /s/ Max Khan

By: /s/ Max Khan

Name:  Max Khan

Name:  Max Khan

Title:    Chief Executive Officer

Title:    Chief Executive Officer